XXXX

Certificate Number

PAR VALUE $0.001
COMMON STOCK



Delaine Corporation

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

XXXX

Shares

CUSIP NO. XXXXXXXX

THIS CERTIFIES THAT ______________________________

Is The Owner Of ______________________________

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

DELAINE CORPORATION

Transferable only on the books of the Corporation by the Holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, *the said Corporation has caused this certificate to be signed by its duly authorized officers and its Corporate Seal affixed on*

this __________ *day of* ______________ *A.D.* __________

______________________ President

______________________ Secretary